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                                                               EXHIBIT 4.16

                          AGREEMENT TO GUARANTEE LOANS


        This Agreement is entered into as of the 24th day of March, 1997 by and between UNITED STUDENT AID FUNDS, INC., a private, nonprofit corporation organized under the General Corporation Law of the State of Delaware (hereinafter "USA Funds") and

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The First National Bank of Chicago as Trustee for the PNC Student Loan Trusts

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(hereinafter the "Lender").

                                  WITNESSETH:

WHEREAS, USA Funds, a nonprofit corporation with objectives and purposes which are exclusively educational and charitable, has entered into agreements with the U.S. Secretary of Education pursuant to the Act (as hereinafter defined); and

WHEREAS, USA Funds provides guarantee services with respect to approved education loans made to or for the benefit of eligible students who are attending or planning to attend an approved educational institution; and

WHEREAS, the Lender is desirous of lending money to encourage education through the Loan Program (as hereinafter defined) of USA Funds in the manner described in this Agreement; and

WHEREAS, the Lender has full legal power and authority to contract for the performance of such guarantee services, qualifies as an "eligible lender" under the Act and is prepared to engage in the transactions contemplated by this Agreement; and

WHEREAS, USA Funds is desirous of making its Loan Program and related services available to the Lender, subject to the terms and conditions set forth hereinafter;

NOW, THEREFORE, in consideration of the initial loan which the Lender makes, causes to be made or acquires, and in further consideration of the foregoing premises and the mutual covenants contained in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, USA Funds and the Lender hereto mutually agree as follows:


ARTICLE I               DEFINITIONS AND INTERPRETATION

A. As used herein, the following words have the meanings respectively indicated:

        "Act" means Part B of Title IV of the Higher Education Act of 1965 (20 U.S.C. 1071 et seq.) as amended and in effect from time to time, or any successor enactment thereto, and the effective regulations promulgated thereunder and any binding directives issued by the U.S. Department of Education.

        "Agreement" means this Agreement to Guarantee loans between USA Funds and the Lender and any schedules or amendments thereto.

        "Borrower" means an individual who is the maker of a Note and who obtains a Loan from the Lender in accordance with the Act and the Loan Program.

        "Default" means with respect to any Note, the occurrence of any event which constitutes a default under the terms of the Act.

        "Educational Institution" means any institution of postsecondary education which is an "eligible institution" under the Act and is eligible under the Loan Program.

        "Federal Reinsurance" means the obligation assumed by the Federal government as set forth in the Act and contracts between USA Funds and the U.S. Department of Education.

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        "Guarantee" means a commitment by USA Funds to pay the Lender the unpaid principal balance plus accrued unpaid interest of a Loan, as provided by the Act and the Policies and Procedures Manual, upon submission by the Lender of a valid Default, death, disability, or bankruptcy claim and supporting documentation in accordance with the Act and the Loan Program.

        "Guarantee Fee" means a change based upon the principal Loan amount which charge is collected from the Lender by USA Funds. The Lender may cause this charge to be passed on to the Borrower.

        "Guarantee Reserve" means an account maintained by USA Funds for the Guarantee of Loans and payment of claims in accordance with the terms of this Agreement.

        "Limitation" means an action taken by USA Funds which restricts the Lender's participation in the Loan Program.

        "Loan" means a disbursement of money, contingent upon an agreement to repay, made by an "eligible lender" to or on behalf of a Student pursuant to the Act and the Loan Program in accordance with the Policies and Procedures Manual and this Agreement.

        "Loan Application" means the application for a Loan on a form approved by USA Funds for that purpose which form must be executed by a Borrower, certified by an Educational Institution and accepted by a Lender in accordance with the Policies and Procedures Manual.

        "Loan Program" means the procedures and policies for implementing and maintaining a Loan Guarantee under the provisions of the Act, applicable law, and regulations, and as otherwise agreed to by and between the Lender and USA Funds.

        "Note" means a promissory note of a Borrower for a Loan set forth upon the appropriate form approved by USA Funds which note meets the criteria set forth by the Policies and Procedures Manual and the Act.

        "Policies and Procedures Manual" means a handbook of USA Funds describing the administration of the Loan Program including any subsequently issued written notices and "Operations Bulletins."

        "Special Allowance" means those sums which are payable by the U.S. Department of Education to the Lender under the Act.

        "Student" means a person who (1) is a citizen of the United States or a permanent resident thereof, (2) is accepted for enrollment or is enrolled and in good standing and making satisfactory progress as defined by the Educational Institution, (3) is carrying at least the academic workload required by the Act and as determined by such Educational Institution, (4) is free from any obligation to repay a defaulted education loan or to repay any overpayment of an education grant (or has made arrangements satisfactory to USA Funds to repay such loan or grant overpayment), and (5) is otherwise eligible under the Act and the Loan Program.

        "Suspension" means the temporary ineligibility of the Lender from participation in the Loan Program.

        "Termination" means the removal of the Lender from participation in the Loan Program.

B.      In this Agreement, unless the context otherwise requires:

        1. The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms refer to this Agreement, and the term "heretofore" means before, and the term "hereafter" means after, the effective date of this Agreement;

        2. Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa;

        3. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations, and other legal entities, including public bodies, as well as natural persons; and

        4. Any headings preceding the text of the several articles and sections of this Agreement, and any table of contents or marginal notes appending to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

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ARTICLE II                 PROGRAM ADMINISTRATION

A. By this Agreement USA Funds and the Lender hereby agree to participate in the Loan Program as follows:

        1. The Lender agrees to make Loans or cause Loans to be made to eligible Borrowers pursuant to the terms of the Loan Program;

        2. USA Funds agrees to Guarantee Loans originated and maintained in accordance with the terms of the Loan Program; and

        3. USA Funds agrees to provide certain administrative services in connection with each Loan Guarantee as required by the Loan Program and the Act.

B. Loans may be originated only on behalf of Students attending approved Educational Institutions.

C. Administrative services which USA Funds shall provide for the Lender under the Loan Program in accordance with this Agreement and the Policies and Procedures Manual are as follows:

        1. Processing Loan Applications to determine if such Loan Applications are eligible for Guarantee;

        2. Recording Borrower status from time to time as reported by the Lender and Educational Institutions;

        3. Providing certain management and information reports for the Lender and Educational Institutions; and

        4. Providing preclaims assistance and claims processing for delinquent and defaulted Loans.

D. The Lender agrees that, in respect of all Loans made by it under the Loans Program of USA Funds and all Notes held or acquired by the Lender from time to time, it will:

        1.  Comply with the Act;

        2. Cause reasonable care and diligence to be exercised in the making, servicing and collection of Loans, as prescribed in the Policies and Procedures Manual;

        3. Use the Loan Application, Note and such other forms developed or otherwise approved by USA Funds;

        4. Cause a Guarantee Fee to be paid to USA Funds in accordance with the requirements of the Loan Program and Article IV of this Agreement;

        5. Comply with all procedures, policies and conditions on its part to be performed as set forth in this Agreement and the Policies and Procedures Manual; except when the provisions of this Agreement or the Policies and Procedures Manual are inconsistent with the Act as a result of changes to the Act, in which case the Act is controlling;

        6. Comply with all Federal and state laws and regulations applicable to the Loan Program, including but not limited to applicable portions of the Federal Consumer Credit Protection Act and the Equal Credit Opportunity Act; and

        7. Provide promptly to USA Funds such information and reports as may from time to time be reasonably requested by USA Funds.

E. The Lender shall cause all Loan disbursements to be made by check or draft requiring the personal endorsement of the Borrower or by electronic funds transfer. Except as expressly provided in the Act, the Lender will not accept authorization of anyone, even by power of attorney, to endorse a check or draft on behalf of the Borrower. The Lender shall cause the Loan to be disbursed jointly to the Borrower and the Educational Institution if so required by the terms of the Loan Program.

F. USA Funds will in accordance with the Act continue its Guarantee of a Loan if an extension of the maturity date is required as a result of the Borrower's eligibility under the Act for a deferment or forbearance; provided, however, that such continuance of USA Funds' Guarantee of a Loan shall be only for so long as an extension of the maturity date is in accordance with the Act and the Loan Program.

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G.      The Lender will pursuant to the direction of USA Funds repay or cause the repayment of any Special Allowance received by the Lender under the Act to which the Lender is not rightfully entitled.

H. Subject to the prior written approval of the Lender, which approval shall not be unreasonably withheld, USA Funds may transfer the Guarantee of Loans to any other guarantor which has given to USA Funds its prior written approval of such transfer.

I. By this Agreement, USA Funds and the Lender agree that upon the filing of a claim by the Lender, such claim will be processed in the following manner:

        1. In the event of a Default in respect of a Loan, the Lender will follow (or cause to be followed) the procedure set forth in the Policies and Procedures Manual. USA Funds does not guarantee payment by the Borrower of any delinquency charges imposed for late payments and will not accept a Default claim based solely on non-payment of such charges. Upon receipt by USA Funds from the Lender (or servicer) of a Default notice together with the Note (assigned to USA Funds), the Loan Application, and evidence satisfactory to USA Funds that the Loan evidenced by such Note was originated and serviced, and collection efforts were made, in accordance with applicable laws and regulations and with the Policies and Procedures Manual, USA Funds will pay to the Lender the full amount of the unpaid balance of principal and interest due on such Note under the terms of the Act and the Policies and Procedures Manual (other than any portion of such interest payable by the U.S. Department of Education under the Act), provided the Lender has complied in all material respects with the requirements of the Loan Program, this Agreement, and the Policies and Procedures Manual in respect of such Note. USA Funds will thereupon succeed to all the rights of the Lender under such Note. No claim submitted to USA Funds by the Lender with respect to a Loan which has been Guaranteed will be paid by USA Funds unless USA Funds has received from the Lender (or Servicer) the appropriate documentation. All loss and risk of loss occasioned by USA Funds' nonpayment of a claim in accordance with this section shall be borne by the Lender.

        2. Upon bankruptcy, death, or permanent and total disability, as defined in the Act, of the Borrower USA Funds will pay to the Lender the full amount of the unpaid balance of principal and interest due on such Loan (other than any portion of such interest payable by the U.S. Department of Education under the Act), provided the Lender has complied in all material respects with the requirements of the Loan Program, this Agreement and the applicable Policies and Procedures Manual in respect of such Loan.

J. Nothing contained in this Agreement shall obligate the Lender to certify, cause to certify or acquire any particular Loan or number of Loans under this Loan Program.

ARTICLE III     REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE LENDER

The Lender represents and warrants to, and covenants with, USA Funds that:

A. The Lender is a duly authorized "eligible lender" under the Act in every state in which it is originating Loans under the Act as well as the state in which it is organized and incorporated and has authorized the execution and delivery of this Agreement.

B. The Lender is and will continue to qualify at all times during the term of this Agreement as an "eligible lender" under the Act.

C. The Lender will, at all times, conform its actions, policies and procedures to the Act, this Agreement and all applicable Federal and state laws and regulations.

ARTICLE IV      GUARANTEE FEE AND GUARANTEE RESERVE

A. As partial payment for the administrative services provided by USA Funds for the Lender and in order for USA Funds to maintain a Guarantee Reserve sufficient to Guarantee Loans in accordance with this Agreement USA Funds will charge to the Lender and the Lender may charge each Borrower a Guarantee Fee which fee shall not exceed the amount allowable under the Loan Program.

B. The Lender shall be billed monthly by USA Funds with an itemized statement listing each Loan Application Guaranteed and the Guarantee Fee. USA Funds will automatically place the Lender on the Guarantee Fee billing

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system. the Lender must pay any Guarantee Fee due within twenty (20) business days of billing. The Lender will be charged interest at the rate of one percent (1%) per month, twelve percent (12%) per annum, for past due Guarantee Fee bills. If the Guarantee Fee for a loan is not paid within one hundred twenty
(120) calendar days the Guarantee on that Loan will be canceled.

C. So long as the Lender is current in its payment of Guarantee Fee billings, USA Funds will Guarantee each new Loan made to a Borrower by the Lender pursuant to this Agreement; provided, however, that USA Funds shall not be obligated to Guarantee any such Loan if:

         1. Such Guarantee would cause the aggregate amount of unpaid principal and interest of all Notes to exceed the Guarantee capacity of USA Funds for the Loan Program or the Educational Institution allocation for which the Guarantee is to be issued, or

         2. USA Funds in its sole discretion determines that the procedures and requirements of the Act and other applicable law and regulations, this Agreement, or the Policies and Procedures Manual have not been complied with in respect to such Loan.

D. The Guarantee Reserve of USA Funds will be held, maintained, and invested solely in accordance with the prevailing standards of prudent management in the disposition of funds required of fiduciaries by Title 12, Section 3302 of the Delaware Code of 1953, as amended. By execution hereof, Lender consents to the management of said funds pursuant to the investment policies and procedures adopted by USA Funds from time to time.

ARTICLE V                           MISCELLANEOUS

A. This Agreement will inure to the benefit of and be binding upon USA Funds, the Lender and their respective successors; provided, however, that:

         1. The Agreement may not be assigned in whole or in part by USA Funds without the prior express written consent of Lender, which consent will not be unreasonably withheld; provided, however, that USA Funds shall have the right without the consent of Lender to assign its rights hereunder to any USA Funds affiliated entity which contracts with the U.S. Department of Education (or its successors) under the Act or to subcontract its obligations to any USA Funds affiliated entity.

         2. Lender shall not assign any rights or obligations under the Agreement in whole or in part without the prior express written consent of USA Funds, which consent will not be unreasonably withheld.

B. This Agreement will not be varied by oral agreement, but only by an instrument in writing executed by both parties and communicated in accordance with Paragraph E of this Article V, regarding notice, and as otherwise provided in this Agreement.

C. No failure by any party to exercise, or any delay in exercising, and no course of dealing with respect to any right of such party or any obligation of any other party under this Agreement will operate as a waiver thereof, unless, and only to the extent, agreed to in writing by all parties hereto. Any single or partial exercise by any party of its rights will not preclude such party from any other or further exercise of such right or the exercise of any other right. Any single or partial waiver by any party of any obligation of any other party under this Agreement will constitute a waiver of such obligation only as specified in such waiver and will not constitute a waiver of any other obligation.

D. Except with respect to Loans which have been Guaranteed by USA Funds and continue to be outstanding under this Agreement, this Agreement may be terminated by either party with or without cause upon not less than ninety (90) calendar days written notice to the other party. Such termination will not affect any Notes which are outstanding or duties arising hereunder prior to the effective date of the termination notice.

E. Any notice required or permitted by this Agreement shall be in writing and shall be deemed to have been given, if sent by overnight carrier, personal delivery, or first class mail, addressed (i) if to USA Funds to the Legal Division, at 11100 USA Parkway, Fishers, Indiana 46038-9213; (ii) if to Lender, at the address indicated in this Agreement; or (iii) at such other address as the party to be notified has designated upon reasonable notice. Notices made pursuant to this paragraph by overnight carrier will be deemed to be effective on the next business day after such notice is sent. Notices made pursuant to this paragraph by personal delivery will be deemed to be effective upon delivery. Notices made pursuant to this paragraph by first class mail will be deemed to be effective on the fifth business day following the mailing of such notice.


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F.  Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

G. All materials, procedures, written instruments, files and records developed by either party specifically for use in the Loan Program are and shall be treated as proprietary in nature. Each party to this Agreement has developed or may develop materials, procedures, written instruments, files, or records which may be similar to those involved in the Loan Program. Neither party to this Agreement shall have or acquire any proprietary or any other right whatsoever in any such materials, procedures, written instruments, files, or records developed by the other party. Neither party to this Agreement may benefit from, deal in, sell, license, publish, use, or otherwise exploit for any purpose those materials, procedures, written instruments, files, or records developed by the other party except as expressly provided in this Agreement. This Agreement shall not in any way restrict the right of each party, for its own exclusive benefit, to deal in, sell, license, publish, use, or otherwise exploit for all purposes those materials, procedures, written instruments, files or records developed by it.

H. No recourse under or upon this Agreement or any claim based thereon or in respect thereof shall be had against any incorporator, member, officer, employee, or trustee, as such, past, present, or future, of the Lender or of USA Funds or of any successor organizations, either directly or through the Lender or USA Funds or any successor organizations. This Agreement is solely a corporate obligation and no personal liability against any incorporator, member, officer, employee, or trustee, past, present, or future of the parties shall attach through the Lender or USA Funds or any successor corporations, because of this Agreement or any Note or Guarantee thereof.

I. If the Lender violates or fails to comply with any applicable law or governmental regulations in respect of a Loan or participation in the Loan Program, then the Lender hereby agrees to assume liability for, and does hereby indemnify, protect, and keep harmless USA Funds, its successors and assigns, from and against, any and all liabilities, losses, and claims, imposed on, incurred by, or asserted against USA Funds, relating to or arising out of such violation or failure by the Lender to comply, regardless of whether USA Funds purchased such Loan from the Lender.

J. The Lender will permit the U.S. Secretary of Education or USA Funds or both to examine during normal business hours all Loan records and files, upon reasonable notice and at reasonable intervals, for the purpose of verifying the accuracy of information provided by the Lender under the Act and in order to conduct an audit and compliance review.

K. If the Lender sells, transfers, or otherwise assigns any Notes guaranteed by USA Funds (under this Agreement or any other agreement), it must notify USA Funds within forty-five (45) calendar days of such transaction.

L. If USA Funds determines that the Lender has violated the terms of this Agreement or the Loan Program, USA Funds shall take such action as is necessary to protect its interests. This action may include but not be limited to implementation of the Limitation, Suspension, or Termination procedures set out in the Policies and Procedures Manual.

M. In the event that the Lender is unable to perform any obligations arising under this Agreement, the Lender will exercise its best efforts to mitigate and remedy any and all injury sustained by USA Funds.

N. In the event of any dispute or disagreement between the parties hereto, either with respect to the interpretation of any provision of this Agreement or with respect to the performance hereunder by the Lender or by USA Funds, each of the parties will appoint a designated officer or agent to meet for the purpose of endeavoring to resolve such dispute or to negotiate for an adjustment to such provision. No proceedings for the judicial resolution of such dispute may be commenced until the designated officers or agents conclude in good faith that resolution of the matter in issue does not appear likely.

O. No remedy by the terms of this Agreement conferred upon or reserved to the Lender or to USA Funds is intended to be exclusive of any other remedy, but each and every such remedy is cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity or by statute on or after the date of this Agreement including, without limitation, the right to such equitable relief by way of injunction, mandatory or prohibitory, to prevent the breach or threatened breach of any of the provisions of this Agreement or to enforce the performance thereof.


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P.      This Agreement is governed by the laws of the State of Indiana, and constitutes the entire agreement between the parties with respect to the subject matter. This Agreement supersedes any and all prior agreements to guarantee or endorse loans between USA Funds and the Lender. All prior writings, correspondence, memoranda, agreements, representations, statements, warranties, covenants, negotiations, and undertakings, express or implied, of any kind or character whatsoever with respect to the subject matter of this Agreement are superseded hereby. In the event of an inconsistency between the terms and conditions of any Schedule attached hereto and the provisions of this Agreement, this Agreement will prevail.

Q. This Agreement will not be binding on either party until it has been executed and delivered by both the Lender and USA Funds.

IN WITNESS WHEREOF, United Student Aid Funds, Inc. and the Lender have each caused this instrument to be executed by their respective authorized officers and to take effect on the date first above written.


The First National Bank of Chicago as       UNITED STUDENT AID FUNDS, INC.
Trustee for the PNC Student Loan Trusts
---------------------------------------
Lender

/s/ JEFFREY L. KINNEY                       /s/ MARY LYNN ROSS
---------------------------------------     -------------------------------
Authorized Signature                        Authorized Signature

Assistant Vice President                    Senior Vice President
---------------------------------------     -------------------------------
Title                                       Title

One First National Plaza, Suite 0126               3-24-97
---------------------------------------     -------------------------------
Address                                     Date

Chicago, Illinois 60670
---------------------------------------
City     State    ZIP Code

              833364
---------------------------------------
ED Lender Code Number

              36-4142114
---------------------------------------
Federal Identification Number

(312) 407-1892
---------------------------------------
Telephone Number

---------------------------------------
Date

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
                          CONSOLIDATION LOAN PROGRAM
                  AGREEMENT TO GUARANTEE CONSOLIDATION LOANS

THIS AGREEMENT is entered into as of the 24 day of March, 1997, by and between UNITED STUDENT AID FUNDS, INC., a private, nonprofit corporation organized under the General Corporation Law of the State of Delaware ("USA Funds") and The First National Bank of Chicago as Trustee for the PNC Student
Loan Trusts ("Lender").

                                  WITNESSETH

WHEREAS, USA Funds, a nonprofit corporation with objectives and purposes which are exclusively educational and charitable, has entered into a reinsurance agreement with U.S. Secretary of Education pursuant to the Act: and

WHEREAS, USA funds maintains facilities for the provision of guarantee services with respect to approved loans made to Eligible Borrowers for the consolidation of their obligations with respect to Eligible Student Loans; and

WHEREAS, USA Funds is desirous of making its consolidation loan guarantee program and related services available to the Lender, subject to the terms and conditions set forth herein; and

WHEREAS, the Lender is desirous of using its facilities in order to arrange for the lending and borrowing of money for the purpose of enabling Eligible Borrowers to consolidate their obligations with respect to Eligible Student Loans through the Consolidation Loan Program of USA Funds in the manner described in this Agreement; and

WHEREAS, the Lender has full power and authority to contract for the performance of such guarantee services, qualifies as an "eligible lender" under the Act for the making of Consolidation Loans and is prepared to engage in the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the initial Consolidation Loan which the Lender makes hereunder, and in further consideration of the foregoing premises and the mutual covenants contained in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the USA Funds and the Lender agree as follows:

ARTICLE I                       DEFINITIONS

        As used herein, the following words will have the meanings respectively indicated:

        "Act" means Part B of Title IV of the Higher Education Act of 1965 (20 U.S.C. Section 1071 et seq.) as amended and in effect from time to time, or any successor enactment thereto, and the effective regulations promulgated thereunder and any binding directives issued by the U.S. Department of Education.

        "Agreement" means this Agreement to Guarantee Consolidation Loans between USA Funds and the Lender and any amendments thereto.

        "Borrower" means an Eligible Borrower who is the maker of a Note and who obtains a Consolidation Loan from the Lender in accordance with the Act, the Certificate, and this Agreement.

        "Certificate" means the instrument of comprehensive insurance coverage issued by USA Funds in accordance with the Act and executed by the Lender.

        "Consolidation Loan" means a disbursement of money, contingent upon an agreement to repay, made by the Lender pursuant to the Act, the Policies, and this Agreement.

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Agreement to Guarantee Consolidation Loans                          May 22, 1996

        "Consolidation Loan Program" means the procedures and policies for implementing and maintaining each Consolidation Loan guaranteed under the provisions of the Act, applicable law and regulations, the Policies, and as otherwise agreed to by and between the Lender and USA Funds in accordance with this Agreement.

        "Default" means with respect to any Note, the occurrence of any event which shall constitute a default under the terms of the Act.

        "Eligible Borrower" means an "eligible borrower" of a Consolidation Loan as described in the Act and the Policies.

        "Eligible Student Loan" means an education loan eligible for consolidation as described in the Act.

        "Federal Reinsurance" means the risk assumed by the Federal government as set forth in the Act.

        "Guarantee" means a commitment by USA Funds to pay the Lender a percentage of the unpaid principal balance plus accrued unpaid interest of a Consolidation Loan, as provided by the Act and the Policies, upon submission by the Lender of a valid claim and supporting documentation in accordance with the Act, the Consolidation Loan Program, the Certificate, and the Policies.

        "Limitation" means an action taken by USA Funds which restricts the Lender's participation in the Consolidation Loan Program.

        "Note" means a promissory note of a Borrower for a Consolidation Loan set forth upon the appropriate form approved by USA Funds which note meets the criteria set forth in the Policies and the Act.

        "Policies" mean the policies adopted and issued by USA Funds describing the administration of the Consolidation Loan Program, including any subsequently issued official written notices.

        "Suspension" means the temporary ineligibility of the Lender from participation in the Consolidation Loan Program.

        "Termination" means the removal of the Lender from participation in the Consolidation Loan Program.

ARTICLE II                    PROGRAM ADMINISTRATION

A. By this Agreement USA Funds and the Lender agree to participate in the Loan Consolidation Program as follows:

        1. The Lender agrees to make Consolidation Loans or cause Consolidation Loans to be made only to Eligible Borrowers pursuant to the terms of the Consolidation Loan Program:

        2. USA Funds agrees to provide for the Guarantee of Consolidation Loans which have been processed in accordance with the terms of the Consolidation Loan Program; and

        3. USA Funds agrees to provide administrative services for the continued maintenance of each Consolidation Loan Guaranteed as required by the Consolidation Loan Program and the Act.

B. A Consolidation Loan may be originated and Guaranteed only if the Lender fully complies with the Policies and the terms and conditions for Consolidation Loans as set forth in the Act.

C. Administrative services that USA Funds will provide for the Lender under the Consolidation Loan Program are as follows:

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Agreement to Guarantee Consolidation Loans                        May 22, 1996

        1. The provision of management and information reports for the Lender;

        2. The provision of preclaims assistance and claims processing; and

        3. The provision of all other services and duties required to be performed by a guarantor under the Act with respect to Consolidation Loans under the Consolidation Loan Program. Such services and duties will be performed by USA Funds until the Consolidation Loans are paid in full, settled, written off, or subrogated.


D. The Lender agrees that, with respect to all Consolidation Loans made or acquired under the Consolidation Loan Program of USA Funds and all Notes held or acquired by the Lender from time to time:

        1. It will exercise or cause to be exercised reasonable care and diligence in the making, servicing, and collection thereof, as prescribed in this Agreement, the Certificate, and the Policies;

        2.  It will originate a Consolidation Loan to an Eligible
        Borrower (on request of that Borrower) only if the Eligible Borrower certifies that he or she has no other application pending for a Consolidation Loan and (i) it holds an outstanding Eligible Student
        Loan of that Eligible Borrower that has been selected by the Eligible Borrower for consolidation, or (ii) the Eligible Borrower certifies that he or she has sought and has been unable to obtain a Consolidation Loan with income-sensitive repayment terms acceptable to the Eligible Borrower from the holders of the Eligible Student Loans (which are so selected for consolidation) of that Eligible Borrower.

        3. It will make use of the Note and such other forms approved by USA Funds;

        4. It will cause each Consolidation Loan originated by it to bear interest on the unpaid principal balance of such loan at an annual rate that is less than or equal to the rate specified by the Act;

        5. It will cause each Consolidation Loan originate by it to be subject to repayment in accordance with the terms of the Certificate and the Act;

        6. It will cause each Consolidation Loan originated by it to be made in an amount which is equal to the sum of the unpaid principal, accrued unpaid interest, collection charges, and late charges of all Eligible Student Loans received by the Borrower and selected for consolidation, and which is not less than the minimum amount required for the eligibility of the Borrower under the Act;

        7. It will cause the proceeds of each Consolidation Loan originated by the Lender to be paid by the Lender to the holder or holders of the Eligible Student Loans received by the Borrower and selected for consolidation in order to discharge the liability of the Borrower on such Eligible Student Loans;

        8. It will offer a choice of repayment schedules, established by the Lender in accordance with the Act, to the Borrower;

        9. It will comply with all Federal and state laws and regulations, and the Policies, applicable thereto, including but not limited to the Federal Fair Credit Reporting Act and the Equal Credit Opportunity Act; and

        10. It will provide promptly to USA Funds such information and reports as may from time to time be reasonably requested by USA Funds.

E. The Lender will, pursuant to the direction of USA Funds, repay or cause the repayment to the US Department of Education of any special allowance (as described in the Act) received by the Lender under the Act to which the

--------------------------------------------------------------------------------
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Agreement to Guarantee Consolidation Loans                         May 22, 1996

Lender is not rightfully entitled.

F. By this Agreement, USA Funds and the Lender agree that upon the filing of a claim by the Lender, such claim shall be processed in the following manner:

         1. In the event of a Default, the Lender will follow (or cause to be followed) the procedure set forth in the Policies and the Act. USA Funds does not Guarantee payment by the Borrower of any delinquency charges imposed for late payments and will not pay the Lender any such delinquency charges. Upon receipt by USA Funds from the Lender (or servicer) of a request for claim reimbursement form together with the Note (assigned to USA Funds) and evidence satisfactory to USA Funds that the Consolidation Loan evidenced by such Note was originated and serviced, and collection efforts were made, in accordance with applicable laws, regulations and with the Policies, USA Funds will pay to the Lender the percentage of the amount of the unpaid balance of principal and interest due on such Note under the terms of the Act and the Policies (other than any portion of such interest payable by the U.S. Department of Education under the Act) provided the Lender has complied in all material respects with the requirements of the Consolidation Loan Program, the Certificate, this Agreement, and the Policies. USA Funds will succeed to all the rights of the Lender under such Note.

         2. Upon the filing of a valid claim, other than a Default claim, as defined in the Act and the Policies, USA Funds will pay to the Lender the percentage of the amount of the unpaid balance of principal and interest due on such Note under the terms of the Act and the Policies (other than any portion of such interest payable by the U.S. Department of Education under the Act) provided the Lender has complied in all material respects with the requirements of the Consolidation Loan Program, the Certificate, this Agreement, and the Policies.

G. USA Funds reserves the right, upon ninety (90) calendar days written notice, to charge to the Lender a fee, or increase any fee charged the Lender, to cover the costs to USA Funds of guaranteeing new Consolidation Loans pursuant to this Agreement and the Certificate.

H. Nothing contained in this Agreement will obligate the Lender to certify, cause to certify or acquire any particular Consolidation Loan or number of Consolidation Loans under the Consolidation Loan Program.

I. The Lender will permit the U.S. Secretary of Education or USA Funds or both to examine during normal business hours all Loan records and files, upon reasonable notice and at reasonable intervals, for the purpose of verifying the accuracy of information provided by the Lender under the Act and in order to conduct an audit and compliance review.

J. If USA Funds determines that the Lender has violated the terms of this Agreement or the Consolidation Loan Program, USA Funds may take such action as is necessary to protect its interests. This action may include but not be limited to implementation of the Limitation, Suspension, or Termination procedures set out in the Policies.

ARTICLE III              REPRESENTATIONS, WARRANTIES AND COVENANTS
                                       BY THE LENDER

The Lender represents and warrants to, and covenants with, USA Funds that:

A. The Lender is a duly authorized "eligible lender" under the Act in every state in which it is originating Consolidation Loans under the Act as well as the state in which it is organized and incorporated and has authorized the execution and delivery of this Agreement.

B. The Lender is and will continue to qualify at all times during the term of this Agreement as an "eligible lender" under the Act.


--------------------------------------------------------------------------------
United Student Aid Funds, Inc.
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Agreement to Guarantee Consolidation Loans                          May 22, 1996

C. The Lender will, at all times, conform its actions, policies and procedures to the Act, this Agreement, all applicable Federal and state laws and regulations, and the Policies.

ARTICLE IV                        TERMINATION

         Except with respect to Loans which have been Guaranteed by USA Funds and continue to be outstanding under this Agreement, this Agreement may be terminated by either party with or without cause upon not less than ninety (90) calendar days written notice to the other party. Such termination will not affect any Notes that are outstanding or duties arising prior to the effective date of the termination.

ARTICLE V        LIMITATION OF LIABILITY AND INDEMNIFICATION

A. If the Lender violates or fails to comply with any applicable law or governmental regulations in respect of a Loan or participation in the Consolidation Loan Program, then the Lender agrees to assume liability for, and does hereby indemnify, protect, and keep harmless USA Funds, its successors and assigns, from and against, any and all liabilities, losses, and claims, imposed on, incurred by, or asserted against USA Funds, relating to or arising out of such violation or failure by the Lender to comply, regardless of whether USA Funds purchased such Consolidation Loan from the Lender.

B. The liability of USA Funds under this Agreement shall be limited to payment of the Guarantee under Paragraph F of Article II of this Agreement and this shall constitute its sole liability under this Agreement. USA Funds shall not be liable for any indirect, incidental or consequential damages (including but not limited to lost profits, lost revenue, or failure to realize expected savings) regardless of the form of the action and whether such damages are foreseeable.

ARTICLE VI                       MISCELLANEOUS

A. ASSIGNMENT/SUBCONTRACT. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that:

         1. The Agreement may not be assigned in whole or in part by USA Funds without the prior express written consent of Lender, which consent will not be unreasonably withheld;

         2. Lender shall not assign any rights or obligations under the Agreement in whole or in part without the prior express written consent of USA Funds, which consent will not be unreasonably withheld.

B. AMENDMENT. Except as otherwise provided in this Agreement, this Agreement may not be varied by oral agreement, but only by an instrument in writing executed by both parties.

C. WAIVER OF RIGHTS. No failure by any party to exercise, or any delay in exercising, and no course of dealing with respect to any right of such party or any obligation of any other party under this Agreement will operate as a waiver thereof, unless, and only to the extent, agreed to in writing by all parties hereto. Any single or partial exercise by any party of its rights shall not preclude such party from any other or further exercise of such right or the exercise of any other right. Any single or partial waiver by any party of any obligation of any other party under this Agreement will constitute a waiver of such obligation only as specified in such waiver and will not constitute a waiver of any other obligation.

D. CUMULATIVE REMEDIES. Except as otherwise provided in this Agreement, no remedy by the terms of this Agreement conferred upon or reserved to a party is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity or by statute on or after the date of this Agreement including, without limitation, the right to such equitable relief by way of injunction, mandatory or prohibitory, to prevent the breach or threatened breach of any


--------------------------------------------------------------------------------
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Agreement to Guarantee Consolidation Loans                          May 22, 1996
of the provisions of this Agreement or to enforce the performance hereof.

E. RESOLUTION OF DISPUTES. In the event of any dispute or disagreement between the parties hereto, either with respect to the interpretation of any provision of this Agreement or with respect to performance hereunder, each of the parties will appoint a designated officer or agent to meet for the purpose of endeavoring to resolve such dispute or to negotiate for a modification to such provision. No formal proceedings for the judicial resolution of such dispute may be commenced until the designated officers or agents have reasonably discussed the provision or performance in question and a party has concluded in good faith that amicable resolution through continued negotiation of the matter at issue does not appear likely. Notwithstanding the above, formal proceedings for judicial resolution may be commenced if required to preserve a claim under the applicable statute of limitations.

F. SEVERABILITY. Any provision of this Agreement which is held to be prohibited, unenforceable, or not authorized by any court of competent jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

G. GOVERNING LAW; VENUE; ENTIRE AGREEMENT. Except to the extent that this Agreement may be governed by Federal law, this Agreement is governed by, interpreted, construed and enforced in accordance with the laws of the State of Indiana, without reference to its principles of conflict of laws. A lawsuit under this Agreement shall only be brought in a court of competent jurisdiction located within the State of Indiana.

     This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, not incorporated herein, with respect to the subject matter of this Agreement. All prior writings, correspondence, memoranda, agreements, representations, statements, warranties, covenants, negotiations, and undertakings, express or implied, of any kind or character whatsoever with respect to the subject matter of this Agreement are superseded hereby.

H. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed to have been given if sent by first class mail, overnight carrier, facsimile, or personal delivery, addressed (i) if to USA Funds, to the attention of General Counsel, Legal Division, at 11100 USA Parkway, Fishers, Indiana 46038-9213, (ii) if to the Lender, at the address indicated in this Agreement, or (iii) at such other address as the party to be notified has designated upon reasonable notice. Notices made pursuant to this paragraph by facsimile, overnight carrier, or personal delivery will be deemed to be effective upon receipt. Notices made pursuant to this paragraph by first class mail will be deemed to be effective no later than the fifth business day following the mailing of such notice.

I. CONFIDENTIAL/PROPRIETARY MATERIALS. The terms and conditions of this Agreement shall be considered confidential. All materials, procedures, written instruments, files, and records developed by either party specifically pursuant to this Agreement are and shall be treated as proprietary in nature. Each party to this Agreement has developed or may develop materials, procedures, written instruments, files, or records which may be similar to those involved in this Agreement. Neither party to this Agreement shall have or acquire any proprietary or any other right whatsoever in any such materials, procedures, written instruments, files, or records developed by the other party. Neither party to this Agreement may benefit from, deal in, sell, license, publish, use, or otherwise exploit for any purpose those materials, procedures, written instruments, files or records developed by the other party except as expressly provided in this Agreement. This Agreement shall not in any way restrict the right of each party, for its own exclusive benefit, to deal in, sell, license, publish, use, or otherwise exploit for all purposes those materials, procedures, written instruments, files, or records developed by it.

J. NO RECOURSE. No recourse under or upon this Agreement or any claim based thereon or in respect thereof shall be had against any incorporator, member, officer, employee, or trustee, as such, past, present, or future, of a party or of any successor organizations, either directly or through a party or any successor organizations. This Agreement is solely a corporate obligation and no personal liability against any incorporator, member, officer,
--------------------------------------------------------------------------------
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Consolidation Loan Program         page 6       S:\STDFORMS\PRODUCT\CONSGUAR.FM2
Agreement to Guarantee Consolidation Loans                          May 22, 1996
employee, or trustee, past, present, or future of the parties shall attach through a party or any successor corporations, because of this Agreement.

K. EXECUTION. This Agreement will not be binding on either party until it has been executed and delivered by both parties. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

L. INTERPRETATION/CONSTRUCTION. In this Agreement unless the context otherwise requires:

       1. Any headings preceding the texts of the several articles and sections of this Agreement, and any table of contents or marginal notes appending to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

       2. In the event of any inconsistency between the terms and conditions of any amendment and the provisions of this Agreement, the amendment will prevail.

       The parties agree that each party and its counsel reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules, exhibits, or addendums thereto.

M. AUTHORITY. The parties represent that the undersigned are duly authorized representatives of the parties.

N. INDEPENDENT PARTIES. The parties agree that no legal relationship of any kind exists as a result of this Agreement, other than the covenants expressly contained herein. This Agreement shall not constitute, create, give effect to or otherwise imply a joint venture, partnership or business organization of any kind. The parties to this Agreement are independent parties and the personnel of one party shall not be deemed the personnel of the other. Each party shall be solely responsible for payment of all compensation owed to its personnel, including payment of any taxes related to employment and workers' compensation insurance. Nothing in this Agreement shall grant to either party any right to make commitments of any kind or to create any obligation for or on behalf of the other without the prior written consent of the other party, except to the extent stated herein.

O. FORCE MAJEURE. If a party is delayed from completing performance of any or all of its obligations under this Agreement by an act of God or any other occurrence beyond its reasonable control, then performance shall be excused for as long as it is reasonably necessary to complete performance.

P. LITIGATION COSTS AND ATTORNEY FEES. If any action, at law or equity, including an action for declaratory relief, is brought to enforce or interpret this Agreement, then the prevailing party shall be entitled to recover its reasonable costs, expenses, and attorney fees from the other party, in addition to any other relief that may be awarded.
-------------------------------------------------------------------------------
United Student Aid Funds, Inc.
Consolidation Loan Program         page 7      S:\STDFORMS\PRODUCT\CONSGUAR.FM2
Agreement to Guarantee Consolidation Loans                 May 22, 1996

IN WITNESS WHEREOF, United Student Aid Funds, Inc. and the Lender have each caused this Agreement to Guarantee Consolidation Loans to be executed by their respective authorized officers and to take effect on the date first above written.

The First National Bank of Chicago            UNITED STUDENT AID FUNDS, INC.
as Trustee for the PNC Student Loan Trusts
__________________________________________
Lender                                        /s/ Mary Lynn Ross
                                              _______________________________
                                              Authorized Signature
/s/ Jeffrey L. Kinney
__________________________________________    LYNN ROSS
Authorized signature                          SENIOR VICE PRESIDENT
                                              _______________________________
                                              Printed Name and Title
Jeffrey L. Kinney, Asst. Vice President
__________________________________________
Printed Name and Title


One National Plaza, Suite 0126
__________________________________________
Address


Chicago, Illinois 60670
__________________________________________
City, State, Zip


36-4142114/833364
__________________________________________
Federal Identification/ED Lender Code


_______________________________________________________________________________
United Student Aid Funds, Inc.
Consolidation Loan Program         page 8       S:\STDFORMS\PRODUCT\CONSGUAR.FM2
Agreement to Guarantee Consolidation Loans                         May 22, 1996

                           CONSOLIDATION LOAN PROGRAM
                CERTIFICATE OF COMPREHENSIVE GUARANTEE COVERAGE

THIS CERTIFICATE is entered into as of the 24 day of March, 1997, by and between UNITED STUDENT AID FUNDS, INC., a private, nonprofit corporation organized under the General Corporation Law of the State of Delaware ("USA Funds") and The First National Bank of Chicago as Trustee for the PNC Student Loan Trusts ("Lender") for certain Consolidation Loans made pursuant to Part B of Title IV of the Higher Education Act of 1965 (20 U.S.C. Section 1071 et seq.) as amended and in effect from time to time. USA Funds and the Lender agree and certify as follows:

        1. As used herein, the following words will have the meanings respectively indicated:

        "Agreement" means the Agreement to Guarantee Consolidation Loans between USA Funds and the Lender, and any amendments thereto.

        "Certificate" means this Certificate of Comprehensive Guarantee Coverage issued by USA Funds to the Lender in accordance with the Act.

        2. In this Certificate, unless the context or this Certificate otherwise requires, all definitions and other provisions of the Agreement are controlling. This Certificate is hereby incorporated into the Agreement and made a part thereof.

        3. If the Lender complies with the requirements of the Act, the Policies, the Agreement, and this Certificate, USA Funds will make its Guarantee available to the Lender to partially insure the Lender against loss of principal and interest on Consolidation Loans originated by the Lender. The aggregate amount of such Guarantee shall at no time exceed $1,000,000; provided, however, that upon receipt of a written request of the Lender, USA Funds may increase the aggregate amount of such Guarantee.

        4. The issuance by USA Funds of Guarantees for Consolidation Loans originated by the Lender under the Consolidation Loan Program is made in reliance on the representations of the Lender contained in this Certificate and the Agreement. The continuance of Guarantees issued by USA Funds for Consolidation Loans is conditioned upon continued compliance by each and every holder of such Consolidation Loan with applicable laws and regulations, and the Policies. The delegation of one or more functions to a servicing agency or another party does not relieve the Lender of its responsibilities in administering Consolidation Loans.

        5. No Consolidation Loan originated by the Lender will be covered by USA Funds' Guarantee unless and until the Lender has determined, in accordance with reasonable and prudent business practice, with respect to each Eligible Student Loan being consolidated (i) that each such Eligible Student Loan is a legal, valid, and binding obligation; (ii) that each such Eligible Student Loan was originated and serviced in compliance with applicable laws and regulations; and (iii) with respect to all Eligible Student Loans made, insured, or guaranteed under the Act, that the insurance or guarantee on each such Eligible Student Loan is in full force and effect.

        6. The Lender will at all times be subject to the reporting requirements identified in the Policies and the Limitation, Suspension, and Termination procedures set out in the Policies (provided, however, that any such Limitation, Suspension, or Termination shall not affect the Guarantee of any Consolidation Loan originated by the Lender prior to the initiation of such Limitation, Suspension, or Termination).

        7. All claims on Consolidated Loans Guaranteed pursuant to this Certificate and all related administrative functions to be performed by USA Funds pursuant to this Certificate, the Agreement, or the Policies shall be processed or performed by USA Funds or its contractors at offices located in Fishers, Indiana or at such other office of USA Funds or its contractors as may be designated by USA Funds.


--------------------------------------------------------------------------------
United States Aid Funds, Inc.
Consolidated Loan Program            page 1     S:\STDFORMS\PRODUCT\CONSCERT.FM2
Certificate of Comprehensive Guarantee Coverage                    June 11, 1996

        8. The Lender may offer to the Eligible Borrower and establish such alternative repayment terms on a Consolidation Loan as will promote the objectives of the Consolidation Loan Program; provided, however, that such alternative repayment terms are in accordance with the Act, the Policies, and the Agreement.

        9. This Certificate shall be in effect, subject to the Act, the Agreement, and the Policies, from the date first above written until expiration of the authority in the Act to make or Guarantee Consolidation Loans, but no later than December 31, 2005. Termination of the Agreement terminates this Certificate.

       10. Except with respect to Consolidation Loans that have been Guaranteed by USA Funds and continue to be outstanding under this Certificate, this Certificate may be terminated by either party with or without cause upon not less than ninety (90) calendar days prior express written notice to the other party. Such termination will not affect any Notes which are outstanding or duties undertaken prior to the effective date of the termination.

IN WITNESS WHEREOF, United Student Aid Funds, Inc. and the Lender have each caused this Certificate of Comprehensive Guarantee Coverage to be executed by their respective authorized officers and to take effect on the date first above written.


The First National Bank of Chicago as
Trustee for the PNC Student Loan Trusts           UNITED STUDENT AID FUNDS, INC.


---------------------------------------
Lender

/s/ Jeffrey L. Kinney                             /s/ Mary Lynn Ross
---------------------------------------           ------------------------------
Authorized Signature                              Authorized Signature
                                                  LYNN ROSS
Jeffrey L. Kinney, Asst. Vice President           SENIOR VICE PRESIDENT
---------------------------------------           ------------------------------
Printed Name and Title                            Printed Name and Title

One National Plaza, Suite 0126
---------------------------------------
Address

Chicago, Illinois 60670
---------------------------------------
City, State, Zip

36-4142114/833364
---------------------------------------
Federal Identification/ED Lender Code


--------------------------------------------------------------------------------
United Student Aid Funds, Inc.
Consolidated Loan Program          page 2      S:\STDFORMS\PRODUCT\CONSCERT.FM2
Certificate of Comprehensive Guarantee Coverage                    June 11, 1996

                           CONSOLIDATION LOAN PROGRAM
                        COMPREHENSIVE GUARANTEE COVERAGE
                            LETTER OF UNDERSTANDING

THIS LETTER OF UNDERSTANDING is entered into as of the 24 day of March, 1997, by and between UNITED STUDENT AID FUNDS, INC., a nonprofit corporation organized under the General Corporation Law of the State of Delaware ("USA Funds"), and The First National Bank of Chicago as Trustee for the PNC Student Loan Trusts ("Lender").

WHEREAS, on March 24, 1997, a Certificate of Comprehensive Guarantee Coverage ("Certificate") was made and entered into by USA Funds and the Lender; and

WHEREAS, Lender has determined that the continued services to be rendered by itself and USA Funds as therein specified are both necessary and desirable; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Letter of Understanding and of other good and valuable consideration, the receipt of which is acknowledged, the terms of this Letter of Understanding are as follows:

1. In accordance with the provisions of Paragraph 3 of the Certificate, USA Funds will continue to make its Guarantee available to the Lender to partially insure the Lender against loss of principal and interest on Consolidation Loans originated by the Lender in an aggregate amount not to exceed $1,000,000.

2. This Letter of Understanding shall be binding upon USA Funds and the Lender or their successors; and

3. This Letter of Understanding represents the entire agreement of USA Funds and the Lender with respect to the subject matter, and in no way modifies or abrogates the existing Certificate or Agreement except as expressly provided.

IN WITNESS WHEREOF, United Student Aid Funds, Inc. and the Lender have each caused this Letter of Understanding to be executed by their respective authorized officers and to take effect on the date first above written.

The First National Bank of Chicago as
Trustee for the PNC Student Loan Trusts           UNITED STUDENT AID FUNDS, INC.


---------------------------------------
Lender

/s/ Jeffrey L. Kinney                             /s/ Mary Lynn Ross
---------------------------------------           ------------------------------
Authorized Signature                              Authorized Signature
                                                  LYNN ROSS
Jeffrey L. Kinney, Asst. Vice President           SENIOR VICE PRESIDENT
---------------------------------------           ------------------------------
Printed Name and Title                            Printed Name and Title

One National Plaza, Suite 0126
---------------------------------------
Address

Chicago, Illinois 60670
---------------------------------------
City, State, Zip

36-4142114/833364
---------------------------------------
Federal Identification/ED Lender Code


--------------------------------------------------------------------------------
United Student Aid Funds, Inc.
Consolidated Loan Program                        S:\STDFORMS\PRODUCT\CONSLTR.FM2
Letter of Understanding                                             May 23, 1996